SPECIMEN STOCK CERTIFICATE
                           --------------------------



CERTIFICATE                     [GRAPHIC OMITTED]               NUMBER OF
  NUMBER                                                          SHARES

               INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA


                           WHOLESALE ON THE NET, INC.

The Corporation is authorized to issue 25,000,000 Common Shares - Par Value $.001 each


This Certifies that______________________________________________is the owner of
________________________________________________________________fully  paid  and non-assessable Shares of the above Corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Ceritificate properly endorsed.

         In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the Seal of the Corporation.

Dated  ___________________________


_______________________________                  _______________________________
                   SECRETARY                                        PRESIDENT